ASSIGNMENT AND AMENDMENT AGREEMENT


          ASSIGNMENT AND AMENDMENT AGREEMENT, dated as of May 11, 2001 (the "Amendment"), by and among Golden Telecom, Inc., a Delaware corporation (the "Company"), Baring Vostok Private Equity Fund LP, a limited partnership organized and registered under the laws of Guernsey ("BVPE Fund"), First NIS Regional Fund SICAV, a private institutional fund organized and registered under the laws of Luxembourg ("First NIS Fund"), and Cavendish Nominees Limited, a limited liability company organized and registered under the laws of Guernsey ("Cavendish"), relating to each of the Registration Rights Agreement dated October 5, 1999 by and between the Company and BVPE Fund (the "BVPE Agreement") and the Registration Rights Agreement dated October 5, 1999 by and between the Company and First NIS Fund (the "NIS Agreement").

                                  RECITALS


          A. Global TeleSystems Europe Holdings B.V. (as the assignee of Global TeleSystems Europe B.V., which is the assignee of Global TeleSystems, Inc.), a company organized and registered under the laws of the Netherlands ("GTS"), has sold an aggregate of 12,195,122 shares of the Company's common stock, par value $.01 per share ("Common Stock"), in a private placement to First NIS Fund, Cavendish and other investors (the "Private Placement") pursuant to a Share Purchase Agreement dated April 2, 2001 (the "Purchase Agreement").

          B. In order to induce First NIS Fund, Cavendish and other investors to enter into the Purchase Agreement, GTS has granted to each of them an option (an "Option") to purchase additional shares of Common Stock of the Company held by GTS.

          C. In connection with the Private Placement, the parties to the Purchase Agreement are entering into a Shareholders Agreement in order to set forth the terms and conditions of agreements between them regarding certain rights and restrictions with respect to the shares of Common Stock held by them and the management of the Company.

          D. In connection with the Private Placement, the parties hereto also desire to (i) assign all of BVPE Fund's rights under the BVPE Agreement to Cavendish and First NIS Fund, subject to their assumption of BVPE Fund's obligations under the BVPE Agreement as provided herein; (ii) amend the provisions of the NIS Agreement to cover all of (x) the registrable securities that are subject to the registration rights assigned to First NIS Fund and Cavendish pursuant to the above-mentioned assignment,
(y) the registrable securities that are subject to the registration rights in the NIS Agreement, and (z) all of the shares acquired by First NIS Fund and Cavendish in the Private Placement; and (iii) reinstate the demand registration right originally set forth in the NIS Agreement, as if no such demand registration right had been exercised prior to the date hereof.

          NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, the parties hereby agree as follows:

          1.   Assignment.
               ----------

          (a) BVPE Fund hereby irrevocably and unconditionally assigns and absolutely transfers to First NIS Fund and Cavendish, with effect from the Closing Date (as defined in the Purchase Agreement), all of BVPE Fund's present and future rights, title and interest in and under the BVPE Agreement (the "Assignment"), it being understood and agreed that the Demand Registration right provided in Section 3(b) of the BVPE Agreement has been fully exercised and is no longer available to First NIS Fund and Cavendish.

          (b) The Company hereby acknowledges and consents in all respects to the Assignment.

          (c) BVPE Fund shall not be liable to First NIS Fund or Cavendish, the Company or any of their successors, assigns, affiliates, directors, officers stockholders, agents or representatives for any losses, liabilities (contingent or otherwise), damages, and expenses of any nature or kind in connection with the BVPE Agreement that have or may have occurred prior to the date of the Assignment.

          (d) First NIS Fund and Cavendish hereby jointly and severally agree to assume all obligations of BVPE Fund under the BVPE Agreement.

          2. Accession of Cavendish. Cavendish hereby agrees to become a party to, to be bound by and to comply with the provisions of the NIS Agreement and the BVPE Agreement in the same manner as if Cavendish were an original signatory to such agreements, and agrees that it will be considered an "Investor" for all purposes thereunder together with First NIS Fund. The Company hereby acknowledges and consents to the accession of Cavendish as a party to the NIS Agreement and the BVPE Agreement.

          3.   References to Investor; Certain Definitions.
               -------------------------------------------

          (a) All references to "Investor" in the NIS Agreement and the BVPE Agreement shall be deemed to refer to First NIS Fund and Cavendish together. The reference to the defined term "Investor" in the preamble of the NIS Agreement and the BVPE Agreement shall accordingly be changed to "First NIS Fund."

          (b) The following new defined terms shall be added to Section 1 of the NIS Agreement:

          " 'CAVENDISH' means Cavendish Nominees Limited, a limited liability company registered under the laws of Guernsey."

          " 'FIRST NIS FUND' means First NIS Regional Fund SICAV, a private institutional fund organized and registered under the laws of Luxembourg."

          " 'INVESTOR' means Cavendish and First NIS Fund together.

          (c) The definition of "Registrable Securities" contained in
Section 1 of the NIS Agreement shall be amended and restated to read in its entirety as follows:

          " 'REGISTRABLE SECURITIES' means (i) the 598,523 shares of Common Stock acquired by First NIS Fund in the Initial Public Offering, (ii) the 267,380 shares of Common Stock acquired by Baring Vostok Private Equity Fund LP, in the Initial Public Offering (iii) the 30,000 shares of Common Stock issued or issuable pursuant to Section 6(4) of that certain Subscription Agreement dated September 30, 1999 between the Company and First NIS Fund, (iv) any shares of Common Stock issued or issuable to First NIS Fund or Cavendish pursuant to that certain Share Purchase Agreement dated April 2, 2001 by and between Global TeleSystems Europe Holdings B.V. (as the assignee of Global TeleSystems Europe B.V., which is the assignee of Global TeleSystems, Inc.), Alfa Telecom Limited (as assignee of Alfa Bank Holdings Limited), Capital International Global Emerging Markets Private Equity Fund, L.P., Cavendish and First NIS Fund, (v) any shares of Common Stock issued or issuable to First NIS Fund or Cavendish upon the exercise of the options granted under any of those certain Stock Option Agreements dated as of May 11, 2001 by and between GTS and each of (x) Alfa Telecom Limited, (y) Capital International Global Emerging Markets Private Equity Fund, L.P., and (z) Cavendish and First NIS Fund, and (vi) any securities issued or issuable with respect to the shares of Common Stock described in sub-clauses (i) through (v) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, until in each case such shares of Common Stock or other securities are not Restricted Securities as defined in
     Section 2."

          4. Reinstatement and Clarification of Demand Registration Right. The Company hereby acknowledges and agrees that, notwithstanding the letters from First NIS Fund and BVPE Fund to the Company dated April 10, 2000 and April 11, 2000, respectively, requesting that the Company register shares with the Securities and Exchange Commission, the Demand Registration right provided in Section 3(b) of the NIS Agreement be, and it hereby is, reinstated, with the same effect as if no such Demand Registration right had been exercised prior to the date hereof, and the first sentence of
Section 3(b) of the NIS Agreement is hereby amended and restated to read in its entirety as follows:

          "First NIS Fund and Cavendish, collectively, will be entitled to request one Demand Registration."

          5. Certain Company Undertakings. Section 5(r) of the NIS Agreement shall be amended and restated to read in its entirety as follows:

          "(r) take such other reasonable steps that are necessary or advisable to permit the sale of such Registrable Securities, including without limitation making the appropriate management personnel available for roadshows and other meetings with investors and any other actions as may be reasonably requested by the Investors and the underwriters."

          6. Continued Effectiveness. The NIS Agreement, as amended hereby, and the BVPE Agreement, as assigned hereby, shall remain in force and effect, and the parties shall adhere to and be bound by the terms thereof, as amended or assigned hereby, as the case may be.

          7. Certain Terms; Headings. Capitalized terms used but not defined herein shall have the meanings assigned to them in the NIS Agreement. The headings of sections of this Amendment have been inserted for convenience of reference only and shall not be deemed to be a part of this Amendment.

          8. Governing Law. This Amendment shall be governed, construed and interpreted in accordance with the laws of the State of New York (without regard to the conflicts of laws principles thereof).

          IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have executed and delivered this Amendment in one or more counterparts, each of which shall be an original but which together shall constitute one and the same instrument, all as of the date first written above.

                                    BARING VOSTOK PRIVATE
                                    EQUITY FUND LP


                                    By:  /s/
                                       ---------------------------------
                                       Name:
                                       Title:
                                       As General Partner of Baring Vostok
                                       Fund (GP) L.P.

                                    FIRST NIS REGIONAL FUND SICAV


                                    By: /s/
                                       ---------------------------------
                                       Name:
                                       Title:

                                    By: /s/
                                       ---------------------------------
                                       Name:
                                       Title:

                                    CAVENDISH NOMINEES LIMITED


                                    By: /s/
                                       ---------------------------------
                                       Name:
                                       Title:

                                    GOLDEN TELECOM, INC.


                                    By: /s/
                                       ---------------------------------
                                       Name:
                                       Title: